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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (File Numbers 333-36142, 333-39114, 333-40618, 333-51024, 333-60219, 333-61799, 333-68379, 333-69375, 333-70765,
333-80513, 333-81355, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869,
333-86585, and 333-91425) and on Forms S-8 (File Numbers 333-52845, 333-54550
and 333-70321) of our report dated January 24, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

March 29, 2001